Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Post-Effective Amendment No. 1 to Amendment No. 1 to Form F-1 of our report dated April 28, 2022, relating to the consolidated financial statements of G Medical Innovations Holdings Ltd. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

July 13, 2022